UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013

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COMMUNITY BANKERS TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32590 (Commission File Number)	20-2652949 (IRS Employer Identification No.)

4235 Innslake Drive, Suite 200 Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code: (804) 934-9999

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Community Bankers Trust Corporation (the “Company”) completed its annual meeting of stockholders on June 27, 2013, following a recess with respect to one part of the meeting. The Company has previously reported the voting results with respect to the following three matters that were presented to stockholders on June 13, 2013 – the election of directors, the approval of the Company’s “say-on-pay” proposal and the ratification of the appointment of the Company’s external auditors for the 2013 fiscal year.

Following the recess of the annual meeting, the stockholders of the Company took the following action:

•	The stockholders approved an Agreement and Plan of Reincorporation and Merger dated May 13, 2013, under which the Company’s state of incorporation would change from Delaware to Virginia. With respect to this action, there were 11,257,379 votes for, 938,950 votes against, 18,447 abstentions and 3,978,756 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANKERS TRUST CORPORATION
(Registrant)

Date: July 1, 2013	By: /s/ John M. Oakey, III
John M. Oakey, III
Executive Vice President, General Counsel and Secretary